NEWS FROM:	 		                      CONTACT:  John Garner,
						     Chief Financial Officer
			                           Mikohn Gaming Corporation
			                                        702-896-3890

                  MIKOHN GAMING CORPORATION (NASDAQ: MIKN)
                         MIKOHN FILES 10-K EXTENSION
       UNAVAILABILITY OF PREDECESSOR AUDITOR ARTHUR ANDERSEN LLP MAY
    NECESSITATE ADDITIONAL AUDIT PROCEDURES OF DISCONTINUED OPERATIONS

LAS VEGAS, NEVADA, APRIL 1, 2003 - Mikohn Gaming Corporation (NASDAQ-MIKN) today announced that it expects to file an extension for its filing of its 10-K for the year ended December 31, 2002 as a result of possible additional audit procedures related to the unavailability of its predecessor audit firm, Arthur Andersen LLP ("Andersen"), to audit discontinued operations losses for the years ended December 31, 2001 and 2000.

Under applicable accounting and Security and Exchange Commission ("SEC") rules, financial statements included within a 10-K filing must include or incorporate by reference previously audited financial statements for all periods presented. As previously announced, Mikohn Gaming sold its exterior sign business unit in October 2002. Although this business unit was not a significant subsidiary within the meaning of applicable SEC rules, the rule requiring that the sold business unit be reclassified as discontinued in the audited consolidated financial statements still applies. As a result of the previously announced change in Mikohn's auditors from Andersen to BDO Seidman LLP in April 2002, the work to re-audit the reclassifications within the required consolidated financial statements of 2001 and 2000 will cause a delay in filing the Company's 10-K. The Company is communicating with the SEC regarding the additional procedures but in any event expects to file its 10-K by April 15, 2003.

If Mikohn had not sold its exterior sign business, no re-audit of its historical consolidated financial statements would be required. The re-audit does not result from any inquiry by the SEC or any other party, and would be required of any similarly situated public company. Mikohn has previously reported in its Form 10-Q for the fiscal quarter ended September 30, 2002 unaudited reclassified condensed consolidated financial data for three and nine months ended September 30, 2002 and 2001 giving effect to the treatment of its exterior sign business as a discontinued operation. Mikohn does not expect the re-audited consolidated financial statements to result in any material changes from previously filed financial statements.

Mikohn is a diversified supplier to the casino gaming industry worldwide, specializing in the development of innovative products with recurring revenue potential. Mikohn develops and markets an expanding array of slot games, table games and advanced player tracking and accounting systems for slot machines and table games. The company is also a leader in exciting visual displays and progressive jackpot technology for casinos worldwide. There is a Mikohn product in virtually every casino in the world. For further information, visit the company's website: www.mikohn.com.

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Safe Harbor Statements under The Private Securities Litigation Reform
Act of 1995: Except for historical information, statements in this release regarding the business outlook for Mikohn Gaming Corporation (the Company) are forward looking and are subject to certain risks and uncertainties including the overall industry environment, customer acceptance of the Company's new products, delay in the introduction of new products, the further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of privileged operating licenses by governmental authorities, competitive pressures and general economic conditions as well as the Company's, debt service obligations and other factors indicated from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.